January 27, 2006


Superclick, Inc.
2950 Fleury East
Montreal, Quebec H2B 1M4
Canada


Attn. Mr. Todd Pitcher, Chairman of the Board of Directors



                        Reference: Letter of Resignation


For personal reasons I hereby would like to present my formal resignation as a Member of the Board of Directors of Superclick, Inc. I wish you and the Company the best. Thank you for your support.



Sincerely,


/s/ Dipan Patel
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Dipan Patel